EXHIBIT 23.01

EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-113693 and No. 333-62597) and Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812, No. 33-77844 and No. 333-124558) of Eastman Chemical Company of our report dated February 28, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP
PRICEWATERHOUSECOOPERS, LLP
Philadelphia, Pennsylvania
February 28, 2007

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